     As filed with the Securities and Exchange Commission on June 19, 2000.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 9, 2000



                             ECO SOIL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




         NEBRASKA                       0-21975                 47-0709577
      (State or other                 (Commission            (I.R.S. Employer
       jurisdiction                  File Number)           Identification No.)
     of incorporation)




                10740 THORNMINT ROAD, SAN DIEGO, CALIFORNIA 92127
          (Address of principal executive offices, including zip code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 675-1660

         This Current Report on Form 8-K is filed by Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.

         On June 9, 2000, the Company entered into a First Amendment to Amended and Restated Asset Purchase Agreement (the "Amendment") which reflects certain changes to the Amended and Restated Asset Purchase Agreement, dated as of April 5, 2000, by and among the Company, one of its subsidiaries Turf Partners, Inc., a Delaware corporation, and the J.R. Simplot Company, a Nevada corporation (as amended, the "Purchase Agreement"), pursuant to which Turf Partners will sell substantially all of its assets to Simplot (the "Asset Sale").

         The Amendment, among other things, provides for a fixed purchase price for Turf Partners' assets of $23,000,000 rather than a purchase price based on Turf Partners' earnings before interest, taxes, depreciation and amortization for 2000. In addition, under the Amendment, Simplot will pay the entire purchase price at the closing of the Asset Sale, without the adjustments previously contemplated. Under the Purchase Agreement, Simplot will also assume Turf Partners' liabilities associated with its existing vendor payables, contracts and leases, and will assume amounts outstanding under Turf Partners' credit facility with Coast Business Credit.

         In connection with the execution of the Amendment, Eco Soil, Turf Partners and Simplot also executed a Corporate Management Agreement, pursuant to which Simplot will manage the day-to-day operations of Turf Partners pending the closing of the Asset Sale, and agreed to the terms of two distribution and supply agreements and a field trial agreement. In the first distribution agreement, Simplot agreed to purchase a minimum of $5 million of Eco Soil's FreshPack-TM- proprietary products during the first two years of the five-year agreement. In the second distribution agreement, Simplot agreed to test market Eco Soil's proprietary products in ten of its Soilbuilders stores. The field trial agreement provides for a field test of Eco Soil's products on up to 500 acres owned by Simplot.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      EXHIBITS.

         10.1 First Amendment to Amended and Restated Asset Purchase Agreement, date as of June 9, 2000, by and among Eco Soil Systems, Inc., Turf Partners, Inc., and J.R. Simplot Company.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2000                    Eco Soil Systems, Inc.


                                       By: /s/ Max D. Gelwix
                                           -------------------------------
                                           Max D. Gelwix
                                           President and Chief Operating Officer

                                  EXHIBIT INDEX


Exhibit No.
-----------

10.1              First Amendment to Amended and Restated Asset Purchase
                  Agreement, date as of June 9, 2000, by and among Eco Soil
                  Systems, Inc., Turf Partners, Inc., and J.R. Simplot Company.



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